Exhibit 99.1

NEWS RELEASE

For Immediate Release

TriZetto Second Quarter Results Exceed Guidance;

Full-Year Guidance Raised

NEWPORT BEACH, Calif. – July 26, 2005 – The TriZetto Group, Inc. (Nasdaq: TZIX), today reported second quarter results of $72.5 million of revenue, $10.1 million of EBITDA and $0.11 of diluted earnings per share (EPS). Based on its performance to date and expectations for the remainder of the year, the company also raised its 2005 EPS guidance to a range of $0.38 to $0.43 from its previous range of $0.30 to $0.36. This is the second time TriZetto has raised its full-year guidance since first issuing it in January 2005.

“New contract bookings of $85 million led good year-over-year growth in revenue and a substantial increase in profitability and free cash flow,” said TriZetto chairman and CEO Jeff Margolis. “TriZetto is strongly positioned to help our payer customers keep pace with rapidly growing demand to provide consumer-directed, managed Medicare and cost-of-care containment solutions.”

President and COO Kathleen Earley added, “The second quarter showed ongoing strength in new software licenses, significant hosting contracts led by Regence and Universal American Financial Corp. for advanced care management and Medicare products, and the highest value of new consulting contracts in two years.”

Financial Summary (in millions, except per share and DSO amounts)

	Quarter Ended Jun. 30, 2005	Quarter Ended Jun. 30, 2004	Change
Revenue	$72.5	$67.5	7.4%
Bookings	$85.3	$120.5	(29.2)%
Total Backlog*	$638.9	$566.9	12.7%
Diluted EPS	$0.11	$0.01	1,000.0%
EBITDA*	$10.1	$6.5	55.4%
Net Income	$5.0	$0.4	1,150.0%
Free Cash Flow*	$5.3	$2.7	96.3%
Cash Resources	$56.4	$65.6	(14.0)%
Days Sales Outstanding (DSO)	57	63	9.5%

*	Definitions are included in the attached financial schedules

Revenue

Second quarter 2005 revenue totaled $72.5 million, versus $67.5 million in the second quarter of 2004. A $4.3 million increase in software licenses and recurring maintenance, a $3.5 million increase primarily from growth of hosted Facets lives and a $5.2 million increase in consulting and other non-recurring revenue more than offset $8.0 million of previously announced outsourced services revenue that did not repeat this year. This $8.0 million was comprised of Altius Health Plans, which was lost to acquisition; Preferred Health Networks, which closed; and several business lines the company chose to exit in 2004. Non-recurring revenue represented 44.7% of total revenue in the second quarter, compared to 38.4% a year ago, reflecting a higher mix of license and consulting revenue.

New Business Bookings

TriZetto signed 308 new customer contracts in the second quarter with a total value of $85.3 million, compared to $53.1 million in the first quarter of 2005 and $120.5 million in the year-ago quarter. Contract bookings comprise a mix of current and future period revenue and represent the expected minimum total revenue to be generated under each contract. New contract bookings will vary from one quarter to the next. Of the new second quarter contracts, 39 were outsourced services contracts (software hosting, business process outsourcing and other services) valued at $28.0 million; 61 were software license contracts valued at $29.2 million; and 208 were for consulting, implementation services, software customization and other services valued at $28.1 million.

Specialized component software generated $29.0 million of software license, maintenance and hosting bookings and $6.8 million of revenue in the second quarter of 2005, compared to $11.1 million of bookings and $4.2 million of revenue a year ago. The quarter’s component software sales included NetworX Modeler™, NetworX Pricer™, CareAdvance™ Enterprise, DirectLink™, Workflow, Facets e2™ CDH Suite, Facets e2 Account Management and Facets® eXtended Integration.

Backlog

At June 30, 2005, the company’s total revenue backlog was approximately $639 million, compared to $567 million at June 30, 2004 and $605 million at March 31, 2005. Twelve-month revenue backlog was approximately $175 million at June 30, 2005, compared to $165 million at June 30, 2004 and $172 million at March 31, 2005. These metrics reflect the company’s strength in replacing lost revenue backlog stemming from the loss of two customers and the exit of several business lines. This backlog was replaced with new business contracts, expected to yield higher margins than the lost backlog. The timing of contract closings and other factors can cause the company’s backlog to vary from one quarter to the next.

Profitability

Second quarter net income was $5.0 million, or $0.11 per diluted share, compared to net income of $0.4 million, or $0.01 per share, in the second quarter of 2004. EBITDA was $10.1 million, compared to $6.5 million in the second quarter a year ago. In the second quarter, TriZetto negotiated accelerated exit terms on remaining physician practice (provider) business contracts. The faster exit generated a $2.9 million reversal in the quarter of previously reserved loss on contract charges. This was partially offset by a $550,000 one-time charge related to the closing of an office.

“The swing from an eight cent loss per share and $1 million of free cash flow in the first half of 2004 to a 21 cent profit and $15 million of free cash flow in the first half of this year demonstrates strong operating results,” noted TriZetto CFO Jim Malone. “We also continue to benefit from our 2004 actions to streamline our business portfolio, improve key business processes and reduce costs.”

Compared to the year-ago period, second quarter 2005 profitability reflected increased sales, a higher margin product mix, the benefits of cost actions initiated in the second quarter 2004, and the redeployment of consultants to new projects this year. Gross margin for second quarter 2005 was 46.1%, representing a 1,000 basis point increase from the year earlier period. Recurring revenue gross margin increased 330 basis points year-over-year and non-recurring revenue gross margin increased 2,070 basis points.

Research and development expenses represented 11.6% of revenue, the same as in the year ago quarter, comprised of development investments in both enterprise and component software. Selling, General and Administrative expenses were 25.9% of revenue compared to 21.4% in the year-ago quarter. The increase was primarily due to senior staff additions in the second half of 2004, higher incentive compensation and higher professional fees and expenses for legal support, compliance and strategic planning.

Free cash flow in the second quarter 2005 was $5.3 million compared to $2.7 million in the year-ago quarter, primarily driven by higher EBITDA. TriZetto reports earnings in accordance with Generally Accepted Accounting Principles (GAAP), and additionally reports certain non-GAAP measures such as EBITDA and free cash flow, believing that these provide additional information for investors to evaluate the company’s financial performance. Definitions and reconciliations to GAAP of EBITDA and free cash flow are included in the attached financial schedules.

Cash Resources

Cash, restricted cash and short-term investments totaled $56.4 million at June 30, 2005, versus $65.6 million a year ago, and $54.1 million at March 31, 2005. The company used $6.9 million of cash during the quarter for payments related to the 2004 acquisition of Diogenes and for capital investments. Net cash provided by operating activities was $4.3 million in the second quarter 2005, compared to cash used by operating activities of ($3.5) million a year ago. Capital expenditures were $4.4 million in the second quarter and $5.9 million in the first half of 2005. Days sales outstanding was 57, versus 63 in the year-ago quarter.

Increased Guidance For 2005

For the full year 2005, TriZetto expects between $282 and $288 million of revenue, between $45 and $48 million of EBITDA, $23 to $27 million of free cash flow and $0.38 to $0.43 of EPS, on a diluted share count of approximately 45 million. Capital expenditures in 2005 are expected to be between $17 and $19 million.

For the third quarter of 2005, the company expects revenue of approximately $68 to $72 million, between $11 and $13 million of EBITDA, and between $0.07 and $0.11 of EPS on a diluted share count of approximately 45 million.

TriZetto is focused on growing free cash flow by increasing EBITDA at a long-term targeted rate approaching 30% per year, while maintaining capital spending at approximately the company’s current rate. TriZetto projects organic revenue growth of 8% to 12% will be required to achieve these targets, depending on the mix of sales.

The company is evaluating the timing and effects of adopting Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, which affects accounting for stock options and other forms of stock-based compensation. The company’s 2005 reported results and guidance do not reflect the effect of applying the new accounting rules.

Conference Call

TriZetto will host a conference call at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time today to discuss the quarter’s results. Investors may access the webcast through TriZetto’s web site at www.trizetto.com, first by clicking on the Investors button, and then on the Company Information drop-down menu item. The conference call will be archived and available through TriZetto’s web site for 30 days following the call.

The webcast will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About TriZetto

TriZetto serves the payer market, which is comprised primarily of national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company offers a broad portfolio of information technology products, including software, services and consulting, tailored to the needs of healthcare payers. Headquartered in Newport Beach, Calif., TriZetto can be reached at 949-719-2200 or at www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future revenue, profits, cash flows and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, TriZetto’s operational capabilities, future financial structure, uses of cash or proposed transactions. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of our customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s Investor Relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of July 26, 2005. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

# # #

Contacts:	Investors:	Media:
	Brad Samson	Audrey McDill
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mcdill@trizetto.com

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,
	2005	2004
Revenue
Recurring revenue	$40,116	$41,603
Non-recurring revenue	32,392	25,914

Total revenue	72,508	67,517

Cost of revenue
Recurring revenue	24,769	28,959
Non-recurring revenue	17,214	15,184

	41,983	44,143

Recurring revenue - loss on contracts	(2,877)	(4,886)
Non-recurring revenue - loss on contracts	—	3,931

	(2,877)	(955)

Total cost of revenue	39,106	43,188

Gross profit	33,402	24,329

Operating expenses
Research and development	8,434	7,863
Selling, general and administrative	18,775	14,443
Amortization of other intangible assets	857	1,160

Total operating expenses	28,066	23,466

Income from operations	5,336	863
Interest income	182	92
Interest expense	(178)	(324)

Income before provision for income taxes	5,340	631

Provision for income taxes	(361)	(200)

Net income	$4,979	$431

Net income per share:
Basic	$0.12	$0.01

Diluted	$0.11	$0.01

Weighted average shares outstanding:
Basic	41,988	46,869

Diluted	44,816	48,233

Other financial data:
EBITDA (1)	$10,072	$6,463
Free cash flow (2)	$5,272	$2,737
12-month backlog (3)	$174,800	$164,500
Total backlog (3)	$638,900	$566,900

See footnote definitions on following page.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

Reconciliation of GAAP Net Income to EBITDA and Free Cash Flow:

	Three Months Ended June 30,
	2005	2004
Net income	$4,979	$431

Amortization of deferred stock compensation	293	105
Operating depreciation and amortization	5,913	5,290
Amortization of other intangible assets	857	1,160
Loss on contracts, net	(2,877)	(955)
Restructuring, impairment and other	550	—
Interest expense, net	(4)	232
Provision for income taxes	361	200

	5,093	6,032

EBITDA (1)	10,072	6,463

Interest expense, net	4	(232)
Provision for income taxes	(361)	(200)
Capital expenditures	(4,443)	(3,294)

Free cash flow (2)	$5,272	$2,737

(1)	The company defines EBITDA as net income (loss) before interest, taxes, depreciation and amortization, restructuring, impairment and other charges, one-time provisions for expected future contractual losses and other non-recurring events, and amortization of deferred stock compensation and intangible assets. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company’s ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income (loss) or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) nor construed as an indicator of operating performance or as a measure of liquidity.
(2)	The company defines free cash flow as EBITDA less interest expense (income), tax provision (benefit) and capital expenditures. Other companies may calculate free cash flow differently. Free cash flow is a non-GAAP measure of profitability, which management believes provides additional information for investors to evaluate the company’s financial performance. Free cash flow should not be considered in isolation or as an alternative to net income (loss) or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) nor construed as an indicator of operating performance or as a measure of liquidity.
(3)	Total backlog is defined as the revenue we expect to generate in future periods from existing customer contracts. Our 12-month backlog is defined as the revenue we expect to generate from existing customer contracts over the next 12 months. Most of the revenue in our backlog is derived from multi-year recurring revenue contracts (including software hosting, business process outsourcing, IT outsourcing and software maintenance). For purposes of calculating our backlog and based upon our previous experience, we assume software maintenance contracts will be renewed for a period of up to five years. We classify revenue from software license and consulting contracts as non-recurring. Such revenue is included in the backlog when the revenue from such software license or consulting contract will be recognized over a period exceeding 12 months.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands)

	Three Months Ended June 30,
	2005	2004
Revenue
Recurring revenue	$40,116	$41,603
Non-recurring revenue	32,392	25,914

Total revenue	72,508	67,517

Cost of revenue
Recurring revenue	21,919	26,533
Non-recurring revenue	15,100	14,158

Total cost of revenue	37,019	40,691

Gross profit	35,489	26,826

Operating expenses
Research and development	8,363	7,034
Sales and marketing	6,489	4,470
General and administrative	10,565	8,859

	25,417	20,363

EBITDA	10,072	6,463

Amortization of deferred stock compensation	293	105
Operating depreciation and amortization	5,913	5,290
Amortization of other intangible assets	857	1,160
Loss on contracts, net	(2,877)	(955)
Restructuring, impairment and other	550	—

	4,736	5,600

Income from operations	5,336	863

Interest income	182	92
Interest expense	(178)	(324)

Income before provision for income taxes	5,340	631

Provision for income taxes	(361)	(200)

Net income	$4,979	$431

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

	Six Months Ended June 30,
	2005	2004
Revenue
Recurring revenue	$79,139	$83,905
Non-recurring revenue	65,187	49,362

Total revenue	144,326	133,267

Cost of revenue
Recurring revenue	48,167	61,238
Non-recurring revenue	33,425	30,357

	81,592	91,595

Recurring revenue - loss on contracts	(2,877)	(5,886)
Non-recurring revenue - loss on contracts	—	4,988

	(2,877)	(898)

Total cost of revenue	78,715	90,697

Gross profit	65,611	42,570

Operating expenses
Research and development	16,915	14,989
Selling, general and administrative	36,877	28,503
Amortization of other intangible assets	1,740	2,111

Total operating expenses	55,532	45,603

Income (loss) from operations	10,079	(3,033)

Interest income	371	261
Interest expense	(537)	(736)

Income (loss) before provision for income taxes	9,913	(3,508)

Provision for income taxes	(636)	(400)

Net income (loss)	$9,277	$(3,908)

Net income (loss) per share:
Basic	$0.22	$(0.08)

Diluted	$0.21	$(0.08)

Weighted average shares outstanding:
Basic	41,852	46,811

Diluted	44,383	46,811

Other financial data:
EBITDA (1)	$22,098	$8,533
Free cash flow (2)	$15,386	$1,170
12-month backlog (3)	$174,800	$164,500
Total backlog (3)	$638,900	$566,900

See footnote definitions on following page.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share amounts)

Reconciliation of GAAP Net Income (Loss) to EBITDA and Free Cash Flow:

	Six Months Ended June 30,
	2005	2004
Net income (loss)	$9,277	$(3,908)

Amortization of deferred stock compensation	544	217
Operating depreciation and amortization	11,501	10,136
Amortization of other intangible assets	1,740	2,111
Loss on contracts, net	(2,877)	(898)
Restructuring, impairment and other	1,111	—
Interest expense, net	166	475
Provision for income taxes	636	400

	12,821	12,441

EBITDA (1)	22,098	8,533

Interest expense, net	(166)	(475)
Provision for income taxes	(636)	(400)
Capital expenditures	(5,910)	(6,488)

Free cash flow (2)	$15,386	$1,170

(1)	The company defines EBITDA as net income (loss) before interest, taxes, depreciation and amortization, restructuring, impairment and other charges, one-time provisions for expected future contractual losses and other non-recurring events, and amortization of deferred stock compensation and intangible assets. Other companies may calculate EBITDA differently. EBITDA is a non-GAAP measure of profitability and is a widely accepted financial indicator of a company’s ability to service debt. EBITDA should not be considered in isolation or as an alternative to net income (loss) or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) nor construed as an indicator of operating performance or as a measure of liquidity.
(2)	The company defines free cash flow as EBITDA less interest expense (income), tax provision (benefit) and capital expenditures. Other companies may calculate free cash flow differently. Free cash flow is a non-GAAP measure of profitability, which management believes provides additional information for investors to evaluate the company’s financial performance. Free cash flow should not be considered in isolation or as an alternative to net income (loss) or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) nor construed as an indicator of operating performance or as a measure of liquidity.
(3)	Total backlog is defined as the revenue we expect to generate in future periods from existing customer contracts. Our 12-month backlog is defined as the revenue we expect to generate from existing customer contracts over the next 12 months. Most of the revenue in our backlog is derived from multi-year recurring revenue contracts (including software hosting, business process outsourcing, IT outsourcing and software maintenance). For purposes of calculating our backlog and based upon our previous experience, we assume software maintenance contracts will be renewed for a period of up to five years. We classify revenue from software license and consulting contracts as non-recurring. Such revenue is included in the backlog when the revenue from such software license or consulting contract will be recognized over a period exceeding 12 months.

The TriZetto Group, Inc.

Condensed Consolidated Statements of Operations

EBITDA Presentation

(unaudited and in thousands)

	Six Months Ended June 30,
	2005	2004
Revenue
Recurring revenue	$79,139	$83,905
Non-recurring revenue	65,187	49,362

Total revenue	144,326	133,267

Cost of revenue
Recurring revenue	42,816	56,340
Non-recurring revenue	29,350	28,490

Total cost of revenue	72,166	84,830

Gross profit	72,160	48,437

Operating expenses
Research and development	16,613	13,455
Sales and marketing	11,756	8,684
General and administrative	21,693	17,765

	50,062	39,904

EBITDA	22,098	8,533

Amortization of deferred stock compensation	544	217
Operating depreciation and amortization	11,501	10,136
Amortization of other intangible assets	1,740	2,111
Loss on contracts, net	(2,877)	(898)
Restructuring, impairment and other	1,111	—

	12,019	11,566

Income (loss) from operations	10,079	(3,033)

Interest income	371	261
Interest expense	(537)	(736)

Income (loss) before provision for income taxes	9,913	(3,508)

Provision for income taxes	(636)	(400)

Net income (loss)	$9,277	$(3,908)

The TriZetto Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2005	December 31, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$54,807	$70,489
Short-term investments	—	1,203
Restricted cash	1,544	1,455
Accounts receivable, net	45,387	52,483
Prepaid expenses and other current assets	9,940	7,964

Total current assets	111,678	133,594
Property and equipment, net	25,139	31,466
Capitalized software products, net	28,294	27,902
Goodwill	39,455	39,201
Other intangible assets, net	3,357	5,097
Other assets	4,605	2,624

Total assets	$212,528	$239,884

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term notes payable	$2,950	$39,600
Capital lease obligations	2,960	4,186
Accounts payable	11,540	13,019
Accrued liabilities	27,113	37,585
Deferred revenue	40,527	39,520

Total current liabilities	85,090	133,910
Long-term line of credit	23,000	12,000
Capital lease obligations	697	1,838
Deferred revenue	1,498	1,882
Other long-term obligations	1,371	3,321

Total liabilities	111,656	152,951

Common stock	43	42
Additional paid-in capital	374,649	369,669
Deferred stock compensation	(3,192)	(2,873)
Accumulated deficit	(270,628)	(279,905)

Total stockholders’ equity	100,872	86,933

Total liabilities and stockholders’ equity	$212,528	$239,884